2 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Senior Housing - Managed Portfolio Loans and Other Investments NOI Concentrations Geographic Concentrations - Consolidated Portfolio Triple-Net Lease Expirations 12 INVESTMENTS Summary 13 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 17 FINANCIAL INFORMATION Consolidated Financial Statements - Statements of Income Consolidated Financial Statements - Balance Sheets Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 23 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: CONTENT https://ir.sabrahealth.com/investors/financials/quarterly-results

SABRA | COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chief Executive Officer, President and Chair

Michael Costa
Chief Financial Officer, Treasurer and Executive Vice President

Darrin Smith
Chief Investment Officer, Secretary and Executive Vice President

Jessica Flores
Chief Accounting Officer and Executive Vice President

BOARD OF DIRECTORS

Rick Matros
Chief Executive Officer, President and Chair

Michael Foster
Lead Independent Director

Jeffrey Malehorn
Director

Craig Barbarosh
Director

Lynne Katzmann
Director

Katie Cusack
Director

Ann Kono
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
1781 Flight Way
Tustin, CA 92782
888.393.8248
sabrahealth.com

Transfer Agent
Equiniti Trust Company, LLC
P.O. Box 500
Newark, NJ 07101
800.937.5449
equiniti.com

3 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA | OVERVIEW

Financial Metrics

Reflect Sabra's pro rata share; dollars in thousands, except per share data

	Three Months Ended March 31, 2026
Revenues	$ 221,436
Net operating income	140,274
Cash net operating income	138,683
Diluted per share data:	
EPS	$ 0.16
FFO	0.37
Normalized FFO	0.38
AFFO	0.39
Normalized AFFO	0.39
Dividends per common share	0.30

Capitalization and Market Facts

	March 31, 2026
Common shares outstanding	252.2 million
Common equity Market Capitalization	$4.8 billion
Consolidated Debt	$2.7 billion
Consolidated Enterprise Value	$7.4 billion
Common stock closing price	$19.23
Common stock 52-week range	$15.75 - $21.07
Common stock ticker symbol	SBRA

Key Credit Metrics [1]

	March 31, 2026
Net Debt to Adjusted EBITDA	5.04x
Interest Coverage	4.59x
Fixed Charge Coverage Ratio	4.51x
Total Debt/Asset Value	38 %
Secured Debt/Asset Value	1 %
Unencumbered Assets/Unsecured Debt	261 %

Portfolio [2]

Dollars in thousands, units and Cash NOI reflect Sabra's pro rata share

	As of March 31, 2026			Three Months Ended March 31, 2026
	Property Count	Investment	Beds/Units	Cash NOI
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing/Transitional Care	208	$ 2,779,600	23,115	$ 64,705
Senior Housing - Leased	32	376,668	2,668	8,536
Behavioral Health	16	473,813	1,159	11,504
Specialty Hospitals and Other	15	225,498	392	4,937
Total Triple-Net Portfolio	271	3,855,579	27,334	
Senior Housing - Managed	90	2,102,227	9,078	34,717
Consolidated Real Estate Investments	361	5,957,806	36,412	
Unconsolidated Joint Venture Senior Housing - Managed	16	202,820	1,256	4,266
Total Equity Investments	377	6,160,626	37,668	
Investments in Loans Receivable, gross [3]	13	367,100		
Preferred Equity Investments, gross [4]	5	65,894		
Total Investments	395	$ 6,593,620		

Includes 62 relationships in 40 U.S. states and Canada

(1) See page 16 of this supplement for important information about these credit metrics.
(2) Excludes three real estate properties held for sale as of the end of the current period.
(3) Our loans receivable investments include one investment which has a right of first offer on six addiction treatment centers with 928 beds and one investment which has a purchase option on one Skilled Nursing/Transitional Care facility with 106 beds.
(4) Our preferred equity investments include investments in entities owning four Senior Housing developments with 625 aggregate units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA
PORTFOLIO
Triple-Net Portfolio [1]

EBITDARM Coverage

	Twelve Months Ended				
	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Skilled Nursing/Transitional Care	2.19x	2.27x	2.35x	2.38x	2.46x
Senior Housing - Leased	1.41x	1.49x	1.52x	1.52x	1.58x
Behavioral Health, Specialty Hospitals and Other	3.77x	3.87x	3.90x	3.99x	4.00x

Operating Statistics

	Twelve Months Ended				
	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Occupancy					
Skilled Nursing/Transitional Care	81.7 %	82.6 %	83.0 %	83.4 %	83.9 %
Senior Housing - Leased	90.1 %	90.1 %	88.7 %	89.0 %	89.3 %
Behavioral Health, Specialty Hospitals and Other	77.7 %	77.5 %	76.4 %	76.5 %	76.0 %
Skilled Mix					
Skilled Nursing/Transitional Care	37.8 %	38.1 %	38.3 %	38.3 %	38.3 %

Key Triple-Net Relationships

		EBITDARM Coverage Twelve Months Ended	
Relationship	Primary Property Type	September 30, 2025	December 31, 2025
Ensign Group	Skilled Nursing	2.97x	2.97x
Avamere Family of Companies	Skilled Nursing	1.87x	1.83x
Signature Healthcare	Skilled Nursing	2.65x	2.69x
Signature Behavioral	Behavioral Hospitals	1.57x	1.55x
The McGuire Group	Skilled Nursing	1.91x	2.16x
Healthmark Group	Skilled Nursing	1.65x	1.69x
Cadia Healthcare	Skilled Nursing	1.81x	1.81x
Focused Post Acute Care Partners	Skilled Nursing	1.90x	2.41x
Communicare	Skilled Nursing	1.98x	2.14x
Southern Healthcare	Skilled Nursing	3.22x	3.37x
Other	Mulitple	3.36x	3.44x
Total		2.55x	2.62x

[1] Excludes three real estate properties held for sale as of the end of the current period. Occupancy Percentage and Skilled Mix (together, "Operating Statistics") and EBITDARM Coverage for each period presented include only Stabilized Facilities owned by the Company as of the end of the quarter following the period presented and only for the duration such facilities were owned by the Company and classified as Stabilized Facilities.

5 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA
PORTFOLIO
Senior Housing - Managed Portfolio

Operating Performance

Reflects Sabra's pro rata share, except number of properties; dollars in thousands

	Three Months Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Consolidated Portfolio					
Number of Properties	69	73	83	87	90
Number of Units	6,680	6,981	8,282	8,677	9,078
Recurring capital expenditures	$ 1,257	$ 1,271	$ 1,965	$ 2,140	$ 2,098
Nonrecurring capital expenditures	$ 4,938	$ 3,180	$ 4,955	$ 10,332	$ 4,942
Occupancy	83.3 %	82.8 %	83.5 %	84.8 %	84.5 %
Resident fees and services	$ 77,447	$ 78,985	$ 91,900	$ 108,122	$ 116,368
Cash NOI	$ 20,993	$ 21,581	$ 26,032	$ 31,527	$ 34,717
Cash NOI Margin %	27.1 %	27.3 %	28.3 %	29.2 %	29.8 %
Unconsolidated Portfolio					
Number of Properties	16	16	16	16	16
Number of Units	1,256	1,256	1,256	1,256	1,256
Recurring capital expenditures	$ 140	$ 196	$ 278	$ 306	$ 259
Nonrecurring capital expenditures	$ 352	$ 247	$ 302	$ 376	$ 151
Occupancy	90.3 %	91.0 %	92.9 %	93.5 %	93.0 %
Resident fees and services	$ 10,192	$ 10,989	$ 11,524	$ 11,611	$ 11,978
Cash NOI	$ 3,065	$ 3,764	$ 4,039	$ 4,065	$ 4,266
Cash NOI Margin %	30.1 %	34.3 %	35.0 %	35.0 %	35.6 %

Same Store Operating Performance [1]

Reflects Sabra's pro rata share, except number of properties; dollars in thousands, except REVPOR

	Three Months Ended				
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Number of Properties	65	65	65	65	65
Number of Available Units	5,776	5,775	5,776	5,775	5,775
REVPOR	$ 4,547	$ 4,572	$ 4,585	$ 4,675	$ 4,755
Occupancy	85.6 %	86.6 %	87.5 %	88.7 %	88.4 %
Resident fees and services	$ 67,478	$ 68,616	$ 69,532	$ 71,797	$ 72,814
Cash NOI	$ 20,546	$ 22,293	$ 22,230	$ 23,128	$ 23,504
Cash NOI Margin %	30.4 %	32.5 %	32.0 %	32.2 %	32.3 %

Key Senior Housing - Managed Relationships

As of March 31, 2026

	Number of Properties
Sienna Senior Living	21
Inspirit Senior Living	18
Traditions Management	12
Discovery Senior Living	12
Health Dimensions Group	6
Other	37
Total	106

[1] Same store Senior Housing - Managed portfolio includes Stabilized Facilities owned as the same property type for the full period in all comparison periods. Resident fees and services, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable by applying the average exchange rate for the current period to prior period results.

6 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA
PORTFOLIO
Loans and Other Investments

Loans Receivable and Other Investments

Dollars in thousands

As of March 31, 2026

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended March 31, 2026 (1)	Maturity Date
Mortgage	3	Behavioral Health / Skilled Nursing	$ 335,600	$ 335,600	7.7 %	7.7 %	$ 6,494	11/01/26 - 06/01/29
Other	10	Multiple	38,358	36,249	7.4 %	6.7 %	635	04/30/26 - 08/31/33
	13		373,958	371,849	7.7 %	7.6 %	$ 7,129	
Allowance for loan losses			—	(4,834)				
			$ 373,958	$ 367,015				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended March 31, 2026 (1)
Preferred Equity	5	Skilled Nursing / Senior Housing	$ 58,305	$ 51,844	$ 65,894	11.0 %	$ 1,740

(1) Includes income related to loans receivable and other investments held as of March 31, 2026.

7 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA
PORTFOLIO
NOI Concentrations [1]
As of March 31, 2026

RELATIONSHIP CONCENTRATION


The Ensign Group: 7.8%
Avamere Family of Companies: 7.7%
Signature Healthcare: 7.4%
Signature Behavioral: 6.2%
Recovery Centers of America: 5.1%
The McGuire Group: 3.8%
Managed (No Operator Credit Exposure): 28.3%
Other: 33.7%

PROPERTY TYPE CONCENTRATION


Senior Housing - Managed: 28.3%
Behavioral Health: 12.9%
Senior Housing - Leased: 7.6%
Specialty Hospital and Other: 3.6%
Other: 0.5%
Skilled Nursing/Transitional Care: 47.1%

PAYOR SOURCE CONCENTRATION [2]


Non-Private: 49.5%
Private Pay: 50.5%

(1) Excludes three real estate properties held for sale as of the end of the current period. Relationship and asset class concentrations include real estate investments and investments in loans receivable and other investments. Relationship concentrations use Annualized Cash NOI, and asset class concentrations use Annualized Cash NOI, as adjusted to reflect Annualized Cash NOI from our mortgage and construction loans receivable and preferred equity investments in the related asset class of the underlying real estate. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments.

(2) Tenant payor source allocation presented one quarter in arrears.

8 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA
PORTFOLIO
Geographic Concentrations - Consolidated Portfolio [1]

Property Type

As of March 31, 2026

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	33	3	7	—	13	56	15.5 %
California	23	—	2	3	1	29	8.0
Kentucky	24	1	1	1	1	28	7.8
Indiana	14	2	5	2	—	23	6.4
Oregon	15	1	3	—	—	19	5.3
North Carolina	13	—	2	—	—	15	4.1
Missouri	10	—	2	1	—	13	3.6
Washington	10	—	2	—	—	12	3.3
Michigan	1	5	5	—	—	11	3.0
Virginia	6	—	4	—	—	10	2.8
Other (30 states & Canada)	59	20	57	9	—	145	40.2
Total	208	32	90	16	15	361	100.0 %
% of Total	57.6 %	8.9 %	24.9 %	4.4 %	4.2 %	100.0 %	

Distribution of Beds/Units

As of March 31, 2026

		Property Type						
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	56	4,100	350	856	—	325	5,631	15.5 %
Kentucky	28	2,572	130	142	60	40	2,944	8.1
Indiana	23	1,429	277	701	138	—	2,545	7.0
California	29	1,924	—	160	334	27	2,445	6.7
Oregon	19	1,520	215	162	—	—	1,897	5.2
North Carolina	15	1,454	—	237	—	—	1,691	4.7
New York	10	1,576	—	107	—	—	1,683	4.6
Washington	12	1,123	—	165	—	—	1,288	3.5
Missouri	13	763	—	311	82	—	1,156	3.2
Virginia	10	894	—	246	—	—	1,140	3.1
Other (30 states & Canada)	146	5,760	1,696	5,991	545	—	13,992	38.4
Total	361	23,115	2,668	9,078	1,159	392	36,412	100.0 %
% of Total		63.5 %	7.3 %	24.9 %	3.2 %	1.1 %	100.0 %	

[1] Excludes three real estate properties held for sale as of the end of the current period.

9 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA

PORTFOLIO

Geographic Concentrations - Consolidated Portfolio Continued [1]

Investment

Dollars in thousands

As of March 31, 2026

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed Consolidated	Behavioral Health	Specialty Hospitals and Other	Total	% of Total
Texas	56	$ 340,386	$ 27,335	$ 207,507	$ —	$ 187,387	$ 762,615	12.8 %
California	29	412,598	—	59,407	217,699	7,798	697,502	11.7
Indiana	23	196,862	58,995	180,455	12,156	—	448,468	7.5
Oregon	19	261,316	33,002	53,464	—	—	347,782	5.8
Kentucky	28	245,953	35,473	23,918	9,373	30,313	345,030	5.8
New York	10	298,545	—	22,215	—	—	320,760	5.4
Ohio	6	13,447	—	196,068	—	—	209,515	3.5
North Carolina	15	125,549	—	75,844	—	—	201,393	3.4
Florida	9	—	27,352	148,846	5,744	—	181,942	3.1
Michigan	11	27,591	33,661	120,229	—	—	181,481	3.0
Other (30 states and Canada) [2]	155	857,353	160,850	1,014,274	228,841	—	2,261,318	38.0
Total	361	$ 2,779,600	$ 376,668	$ 2,102,227	$ 473,813	$ 225,498	$ 5,957,806	100.0 %
% of Total		46.7 %	6.3 %	35.3 %	7.9 %	3.8 %	100.0 %	

[1] Excludes three real estate properties held for sale as of the end of the current period.
[2] Investment balance in Canada is based on the exchange rate as of March 31, 2026 of $0.7178 per 1 CAD.

10 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA

PORTFOLIO

Triple-Net Lease Expirations [1]

Triple-Net Lease Expirations

Dollars in thousands

As of March 31, 2026

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Behavioral Health	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
04/01/26 - 12/31/26 [2]	$ 2,936	$ —	$ 4,989	$ —	$ 7,925	2.2 %
2027	6,432	4,696	—	—	11,128	3.1
2028	23,913	1,185	—	3,703	28,801	8.1
2029	48,183	5,478	—	6,449	60,110	17.0
2030	—	—	—	4,883	4,883	1.4
2031	87,531	5,032	—	—	92,563	26.2
2032	7,887	1,777	33,723	3,938	47,325	13.4
2033	—	3,944	5,077	—	9,021	2.6
2034	4,564	2,761	—	—	7,325	2.1
2035	10,703	1,326	—	786	12,815	3.6
Thereafter	62,267	8,018	1,590	—	71,875	20.3
Total Annualized Revenues	$ 254,416	$ 34,217	$ 45,379	$ 19,759	$ 353,771	100.0 %

(1) Excludes three real estate properties held for sale as of the end of the current period.
(2) Includes leases on a month-to-month term.

11 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

SABRA
INVESTMENTS
Summary

Investment Activity

Dollars in thousands

Investment	Number of Properties	Beds/Units	2026 Amounts Invested [1]	Expected Initial Cash Yield
Real Estate				
Senior Housing - Managed				
1Q 2026	3	379	$ 76,000	7.88 %
Skilled Nursing / Transitional Care				
1Q 2026 [2]	1	133	19,500	8.50 %
Additions to Real Estate [3]	N/A	N/A	474	9.50 %
			95,974	8.01 %
Preferred Equity Investment [4]	1	109	—	13.00 %
All Investments through March 31, 2026			$ 95,974	8.01 %

(1) Excludes capitalized acquisition costs and origination fees.
(2) Yield increases to 9.0% in year two and 9.6% in year three.
(3) Excludes capital expenditures for the Senior Housing - Managed portfolio and recurring capital expenditures for the Triple-Net portfolio.
(4) Sabra has committed to fund a $6.5 million investment in the development of a Senior Housing community. Unit count reflects expected capacity at the completion of development. Sabra has the option to purchase the development at fair market value upon achievement of specified milestones.

12 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

13 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 CAPITALIZATION Overview Consolidated Debt Dollars in thousands As of March 31, 2026 Secured debt $ 43,490 Revolving credit facility 354,979 Term loans 1,037,670 Senior unsecured notes 1,250,000 Total 2,686,139 Deferred financing costs and premiums/discounts, net (20,988) Total, net $ 2,665,151 Revolving Credit Facility Dollars in thousands As of March 31, 2026 Credit facility availability $ 645,021 Credit facility capacity 1,000,000 Enterprise Value Dollars in thousands, except per share amounts As of March 31, 2026 Shares Outstanding   Price   Value Common stock 252,190,095 $ 19.23 $ 4,849,616 Consolidated Debt 2,686,139 Cash and cash equivalents (116,530) Consolidated Enterprise Value $ 7,419,225 Common Stock and Equivalents Weighted Average Common Shares Three Months Ended March 31, 2026 EPS, FFO and Normalized FFO AFFO and Normalized AFFO Basic common stock 252,135,103 252,135,103 Dilutive securities: Restricted stock units 2,847,204 4,110,504 Forward equity sale agreements 982,980 982,980 Diluted common and common equivalents 255,965,287 257,228,587 At-The-Market Common Stock Offering Program Dollars in thousands, except per share amounts Three Months Ended March 31, 2026 Shares issued — Availability as of March 31, 2026 $ 353,353 Forward sales agreements as of March 31, 2026 Shares outstanding 23,700,549 Weighted average price per share, net of commissions $ 19.03

14 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 CAPITALIZATION Indebtedness Fixed | Variable Rate Debt Dollars in thousands Weighted Average Effective Interest Rate (1)As of March 31, 2026 Principal     % of Total Fixed Rate Debt   Secured debt $ 43,490     3.37%   1.6 % Senior unsecured notes 1,250,000     3.57%   46.6 % Total fixed rate debt 1,293,490     3.56%   48.2 % Variable Rate Debt (2)   Revolving credit facility 354,979     4.68%   13.2 % Term loans 1,037,670 4.37% 38.6 % Total variable rate debt 1,392,649     4.45%   51.8 % Consolidated Debt $ 2,686,139     4.02%   100.0 % Secured | Unsecured Debt Dollars in thousands Weighted Average Effective Interest Rate (1)As of March 31, 2026 Principal     % of Total Secured Debt   Secured debt $ 43,490     3.37%   1.6 % Unsecured Debt Senior unsecured notes 1,250,000     3.57%   46.6 % Revolving credit facility 354,979     4.68%   13.2 % Term loans 1,037,670 4.37% 38.6 % Total unsecured debt 2,642,649     4.03%   98.4 % Consolidated Debt $ 2,686,139     4.02%   100.0% (1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate hedges. (2) Variable rate debt includes $930.0 million subject to interest rate swaps that fix SOFR at a weighted average rate of 3.20%, and $107.7 million (CAD $150.0 million) subject to swap agreements that fix CORRA at 2.59% as of March 31, 2026. Excluding these amounts, variable rate debt was 13.2% of Consolidated Debt as of March 31, 2026.

SABRA
CAPITALIZATION
Debt Maturity

Debt Maturity Schedule

Dollars in thousands *As of March 31, 2026*	Secured Debt		Senior Unsecured Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt	
	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
04/01/26 - 12/31/26	$ 1,616	3.37 %	$ —	—	$ —	—	$ —	—	$ 1,616	3.37 %
2027	2,206	3.38 %	100,000	5.38 %	—	—	354,979	4.68 %	457,185	4.83 %
2028	2,266	3.40 %	—	—	537,670	4.11 %	—	—	539,936	4.11 %
2029	2,328	3.42 %	350,000	3.90 %	—	—	—	—	352,328	3.90 %
2030	2,392	3.44 %	—	—	500,000	4.64 %	—	—	502,392	4.63 %
2031	2,093	3.46 %	800,000	3.20 %	—	—	—	—	802,093	3.20 %
2032	1,887	3.47 %	—	—	—	—	—	—	1,887	3.47 %
2033	1,940	3.48 %	—	—	—	—	—	—	1,940	3.48 %
2034	1,995	3.50 %	—	—	—	—	—	—	1,995	3.50 %
2035	2,026	3.52 %	—	—	—	—	—	—	2,026	3.52 %
Thereafter	22,741	3.69 %	—	—	—	—	—	—	22,741	3.69 %
Total	$ 43,490		$1,250,000		$1,037,670		$ 354,979		$2,686,139	
Wtd. avg. maturity/years	19.2		4.7		3.0		0.8		3.8	
Wtd. avg. interest rate [2]	3.37 %		3.57 %		4.37 %		4.68 %		4.02 %	

[1] Revolving Credit Facility is subject to two six-month extension options.
[2] Includes private mortgage insurance and impact of interest rate hedges.

15 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

16 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 Key Credit Metrics (1) March 31, 2026 Net Debt to Adjusted EBITDA (2) 5.04x Interest Coverage 4.59x Fixed Charge Coverage Ratio 4.51x Total Debt/Asset Value 38 % Secured Debt/Asset Value 1 % Unencumbered Assets/Unsecured Debt 261 % Cost of Permanent Consolidated Debt (3) 3.92 % Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Stable outlook) BBB- Moody’s (Stable outlook) Baa3 CAPITALIZATION Credit Metrics and Ratings (1) Key credit statistics (except Net Debt to Adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our senior unsecured notes. In addition, key credit statistics give effect to dispositions and acquisitions completed after the period presented as though such dispositions and acquisitions occurred at the beginning of the period. (2) Based on the annualized trailing three-month period ended as of the date indicated. (3) Excludes revolving credit facility balance that had an interest rate of 4.68% as of March 31, 2026.

17 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Income Dollars in thousands, except per share data Three Months Ended March 31,   2026 2025 Revenues: Rental and related revenues (1) $ 95,050 $ 96,037 Resident fees and services 116,685 77,447 Interest and other income 10,018 10,059 Total revenues 221,753 183,543 Expenses: Depreciation and amortization 53,131 43,494 Interest 28,409 27,100 Triple-net portfolio operating expenses 3,773 3,479 Senior housing - managed portfolio operating expenses 81,869 56,454 General and administrative 14,862 12,728 Recovery of loan losses (213) (173) Impairment of real estate 440 — Total expenses 182,271 143,082 Other (expense) income (55) 38 Income before income from unconsolidated joint ventures and income tax expense 39,427 40,499 Income from unconsolidated joint ventures 1,912 218 Income tax expense (526) (413) Net income 40,813 40,304 Net loss attributable to noncontrolling interests 67 — Net income attributable to Sabra Health Care REIT, Inc. $ 40,880 $ 40,304 Net income attributable to Sabra Health Care REIT, Inc., per: Basic common share $ 0.16 $ 0.17 Diluted common share $ 0.16 $ 0.17     Weighted average number of common shares outstanding, basic 252,135,103 237,891,035 Weighted average number of common shares outstanding, diluted 255,965,287 240,295,817 (1) See page 18 for additional details regarding Rental and related revenues.

18 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Income - Supplemental Information Dollars in thousands Three Months Ended March 31,   2026 2025 Cash rental income $ 89,764 $ 90,071 Straight-line rental income 540 723 Write-offs of lease intangibles — 566 Above/below market lease amortization 1,059 1,139 Operating expense recoveries 3,687 3,538 Rental and related revenues $ 95,050 $ 96,037

19 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Balance Sheets Dollars in thousands, except per share data March 31, 2026 December 31, 2025 Assets Real estate investments, net of accumulated depreciation of $1,257,489 and $1,224,663 as of March 31, 2026 and December 31, 2025, respectively $ 4,702,791 $ 4,686,377 Loans receivable and other investments, net 432,909 434,100 Investment in unconsolidated joint ventures 116,537 118,166 Cash and cash equivalents 116,530 71,537 Restricted cash 6,921 6,603 Lease intangible assets, net 67,414 65,321 Accounts receivable, prepaid expenses and other assets, net 148,088 111,292 Total assets $ 5,591,190 $ 5,493,396 Liabilities Secured debt, net $ 42,756 $ 43,275 Revolving credit facility 354,979 217,584 Term loans, net 1,031,083 1,032,311 Senior unsecured notes, net 1,236,333 1,235,726 Accounts payable and accrued liabilities 117,947 119,329 Lease intangible liabilities, net 20,178 21,383 Total liabilities 2,803,276 2,669,608 Equity Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2026 and December 31, 2025 — — Common stock, $0.01 par value; 500,000,000 shares authorized, 252,190,095 and 251,697,456 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively 2,522 2,517 Additional paid-in capital 4,832,664 4,836,270 Cumulative distributions in excess of net income (2,049,843) (2,013,375) Accumulated other comprehensive income (loss) 691 (3,571) Total Sabra Health Care REIT, Inc. stockholders’ equity 2,786,034 2,821,841 Noncontrolling interests 1,880 1,947 Total equity 2,787,914 2,823,788 Total liabilities and equity $ 5,591,190 $ 5,493,396

20 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 FINANCIAL INFORMATION Consolidated Financial Statements Consolidated Statements of Cash Flows Dollars in thousands Three Months Ended March 31, 2026 2025 Cash flows from operating activities: Net income $ 40,813 $ 40,304 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 53,131 43,494 Non-cash rental and related revenues (1,599) (2,428) Non-cash interest income — 4 Non-cash interest expense 2,368 1,729 Stock-based compensation expense 3,098 2,711 Recovery of loan losses (213) (173) Impairment of real estate 440 — Income from unconsolidated joint ventures (1,912) (218) Distributions of earnings from unconsolidated joint ventures 1,657 2,368 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (1,534) (2,822) Accounts payable and accrued liabilities 2,113 (4,706) Net cash provided by operating activities 98,362 80,263 Cash flows from investing activities: Acquisition of real estate and lease intangibles (96,101) (7,854) Origination and fundings of loans receivable — (1,710) Origination and fundings of preferred equity investments (15) (9) Additions to real estate (11,851) (7,783) Escrow deposits for potential investments (430) — Repayments of loans receivable 1,944 1,129 Repayments of preferred equity investments 1,256 813 Investment in unconsolidated joint ventures — (1,030) Insurance proceeds 107 — Net cash used in investing activities (105,090) (16,444) Cash flows from financing activities: Net borrowings from (repayments of) revolving credit facility 137,800 (23,881) Principal payments on secured debt (531) (517) Payments of deferred financing costs (92) (80) Contributions from noncontrolling interests 4 — Payment of contingent consideration (1,178) — Issuance of common stock, net (8,247) (5,391) Dividends paid on common stock (75,657) (71,373) Net cash provided by (used in) financing activities 52,099 (101,242) Net increase (decrease) in cash, cash equivalents and restricted cash 45,371 (37,423) Effect of foreign currency translation on cash, cash equivalents and restricted cash (60) (19) Cash, cash equivalents and restricted cash, beginning of period 78,140 66,339 Cash, cash equivalents and restricted cash, end of period $ 123,451 $ 28,897 Supplemental disclosure of cash flow information: Interest paid $ 15,071 $ 20,233

FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands, except per share data

	Three Months Ended March 31,	
	2026	2025
Net income attributable to Sabra Health Care REIT, Inc.	$ 40,880	$ 40,304
Add:		
Depreciation and amortization of real estate assets	53,131	43,494
Depreciation and amortization of real estate assets related to noncontrolling interests	(122)	—
Depreciation and amortization of real estate assets related to unconsolidated joint ventures	1,527	2,180
Impairment of real estate	440	—
FFO attributable to Sabra Health Care REIT, Inc.	$ 95,856	$ 85,978
Write-offs of lease intangibles	—	(566)
Recovery of loan losses	(213)	(173)
Other normalizing items [(1)]	465	2
Normalized FFO attributable to Sabra Health Care REIT, Inc.	$ 96,108	$ 85,241
FFO attributable to Sabra Health Care REIT, Inc.	$ 95,856	$ 85,978
Stock-based compensation expense	3,098	2,711
Non-cash rental and related revenues	(1,599)	(2,428)
Non-cash interest expense	2,368	1,729
Recovery of loan losses	(213)	(173)
Other adjustments related to unconsolidated joint ventures	76	(109)
Other adjustments	507	446
AFFO attributable to Sabra Health Care REIT, Inc.	$ 100,093	$ 88,154
Other normalizing items [(1)]	458	84
Normalized AFFO attributable to Sabra Health Care REIT, Inc.	$ 100,551	$ 88,238
Amounts per diluted common share attributable to Sabra Health Care REIT, Inc.:		
Net income	$ 0.16	$ 0.17
FFO	$ 0.37	$ 0.36
Normalized FFO	$ 0.38	$ 0.35
AFFO	$ 0.39	$ 0.37
Normalized AFFO	$ 0.39	$ 0.37
Weighted average number of common shares outstanding, diluted:		
Net income, FFO and Normalized FFO	255,965,287	240,295,817
AFFO and Normalized AFFO	257,228,587	241,513,735

(1) Other normalizing items for FFO and AFFO primarily include triple-net operating expenses, net of recoveries.

21 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026

22 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 FINANCIAL INFORMATION Components of Net Asset Value (NAV) As of March 31, 2026 (1) Excludes three real estate properties held for sale as of the end of the current period. (2) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (3) Includes balances that impact cash or NOI and excludes non-cash items. (4) Includes $33.2 million related to three real estate properties held for sale as of the end of the current period. Annualized Cash NOI (1) Dollars in thousands Skilled Nursing/Transitional Care $ 254,416 Senior Housing - Leased 34,217 Senior Housing - Managed Consolidated Portfolio 136,814 Senior Housing - Managed Unconsolidated Portfolio 17,065 Behavioral Health 45,379 Specialty Hospitals and Other 19,759 Annualized Cash NOI (excluding loans receivable and other investments) $ 507,650 Obligations Reflects Sabra's pro rata share; dollars in thousands Secured debt (2) $ 43,490 Senior unsecured notes (2) 1,250,000 Revolving credit facility 354,979 Term loans (2) 1,037,670 Unconsolidated joint venture debt 74,333 Total Debt 2,760,472 Add (less): Cash and cash equivalents and restricted cash (123,084) Unconsolidated joint venture cash and cash equivalents and restricted cash (5,770) Accounts payable and accrued liabilities (3) 108,954 Net obligations $ 2,740,572 Other Assets Reflects Sabra's pro rata share; dollars in thousands Loans receivable and other investments, net $ 432,909 Accounts receivable, prepaid expenses and other assets, net (3)(4) 70,524 Total other assets $ 503,433 Common Shares Outstanding Total shares 252,190,095 We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business.

23 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” information as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include all statements regarding our expected future financial position (including our earnings guidance for 2026, as well as the assumptions set forth therein), results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: increases in market interest rates and inflation; pandemics or epidemics, and the related impact on our tenants, borrowers and Senior Housing - Managed communities; operational risks with respect to our Senior Housing - Managed communities; increased labor costs and labor shortages; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy- efficient measures; increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third- party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws; a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings; changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws. Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/ financials/quarterly-results. Tenant and Borrower Information This supplement includes information regarding our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10- K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com.

24 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company’s long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non-GAAP supplemental measure of operating performance. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra’s pro rata share. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries and are adjusted to reflect actual payments received related to the twelve months ended at the end of the respective period for leases no longer accounted for on an accrual basis. Behavioral Health Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income and is presented at Sabra’s pro rata share. Cash NOI Margin Cash NOI Margin is calculated as Cash NOI divided by resident fees and services. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

25 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 APPENDIX Reporting Definitions Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*  The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for (recovery of) loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including noncapitalizable acquisition costs, transaction costs related to operator transitions and organizational or other restructuring activities, gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Debt* The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s consolidated financial statements, net of cash and cash equivalents as reported in the Company’s consolidated financial statements. Net Debt to Adjusted EBITDA* The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers Net Debt to Adjusted EBITDA an important supplemental measure because it provides investors, analysts, and management with a meaningful indicator of the Company’s financial leverage and its capacity to service and repay debt from operating cash flows. Net Debt to Adjusted EBITDA is calculated as Net Debt divided by Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Operating Income (“NOI”)*   The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income.

26 SABRA 1Q 2026 SUPPLEMENTAL INFORMATION March 31, 2026 APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Except for Senior Housing - Managed, Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. REVPOR REVPOR represents the average revenues generated per occupied unit per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied unit days. REVPOR includes only Stabilized Facilities. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.